UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2023

Inspired Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 57th Street, Suite 415 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 22, 2023, Inspired Entertainment Inc (“Company”) received a notification letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) stating the Company was not in compliance with the requirements of Nasdaq Listing Rule 5250(c)(1) as a result of not having timely filed its Form 10-Q for the quarter ended September 30, 2023 with the Securities and Exchange Commission.

Under the Nasdaq rules, the Company has 60 calendar days, or until January 22, 2024 to file the 2023 Form 10-Q or to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rule. If the Company submits a plan to Nasdaq, which Nasdaq accepts, Nasdaq can grant an exception of up to 180 calendar days from the Filing’s due date, or until May 7, 2024, to regain compliance. This notification has no immediate effect on the listing of the Company’s common stock on Nasdaq. However, if the Company fails to timely regain compliance with Nasdaq Listing Rule 5250(c)(1), the Company’s common stock will be subject to delisting from Nasdaq. This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

The Company has issued a press release announcing the foregoing notification letter from Nasdaq, which press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) KPMG LLP (“KPMG”) was engaged as the principal accountants for the Company on March 17, 2023. On November 22, 2023, KPMG was dismissed. The decision was approved by the Audit Committee of the Board of Directors (“Audit Committee”) in accordance with the authority of the Audit Committee as specified in its Charter.

KPMG has not issued any audit reports on the consolidated financial statements of the Company, and therefore, none exist that contain any adverse opinion or disclaimer of opinion, nor were any qualified or modified as to uncertainty, audit scope, or accounting principles.

As previously reported in a Form 8-K filing dated November 8, 2023, in connection with the preparation of the consolidated financial statements for the quarterly period ended September 30, 2023, the Company, in consultation with KPMG, identified certain accounting errors relating to the compliance with U.S. GAAP in connection with the Company’s accounting policies for capitalizing software development costs which materially impacts the fairness and reliability of previously issued consolidated financial statements.

During the interim period from March 17, 2023 through November 22, 2023, the Company had no (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter of the disagreements in connection with their report, or (2) reportable events, except that KPMG advised the Company that: (i) internal controls necessary for the Company to develop reliable financial statements did not exist, (ii) the firm needed to substantially expand the scope of its audit due to information coming to its attention that if further investigated may materially impact the fairness or reliability of previously issued financial statements or to be issued covering the fiscal period subsequent to the date of the 2022 financial statements, (iii) due to the accountant’s dismissal, the firm did not so expand the scope of its audit or conduct such further investigation, and (iv) due to the accountant’s dismissal, the issue has not been resolved to the accountant’s satisfaction prior to its dismissal.

The Company provided KPMG with a copy of the foregoing disclosures prior to the filing of the Current Report on Form 8-K and requested that KPMG furnish a letter addressed to the Commission, which is attached hereto as Exhibit 99.1.

(b) On November 22, 2023, the Audit Committee also approved the decision to engage Marcum LLP (“Marcum”) as principal accountants for the Company’s financial year ending December 31, 2023.

During the two years ended December 31, 2022 and the interim period from January 1, 2023 through November 22, 2023, neither the Company nor anyone on the Company’s behalf consulted Marcum regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on financial statements; and as such neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial issue; or (ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions to this item) or a “reportable event” (as defined in Regulation S-K, Item 304(a)(1)(v)). However, Marcum previously audited the Company’s financial statements for the years ended December 31, 2021 and 2022. As previously disclosed, the Company’s management has determined that such previously issued financial statements contain accounting errors and should no longer be relied upon.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Letter from KPMG LLP dated November 28, 2023
99.2	Press release dated November 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 29, 2023	Inspired Entertainment, Inc.

	By:	/s/ Carys Damon
	Name:	Carys Damon
	Title:	General Counsel